EXHIBIT 4(f)


                                 AMENDMENT NO. 2

                      SECOND AMENDMENT TO THIRD AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT
                       -----------------------------------


         THIS SECOND AMENDMENT, dated as of the 1 st day of September, 1998, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein collectively called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                   WITNESSETH:

         WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by an Amendment dated as of February 10, 1998 (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1. The definition of "Debt Service Coverage Ratio" set forth in Section 1 of the Agreement is amended to add the following sentence to the end of such definition:

                  "For purposes of calculating this ratio for any period which includes the fourth quarter of calendar year 1998, the calculation of Capital Expenditures shall exclude (a) the first $2,300,000 of any payment made for the purpose of acquiring the real property located at 1360 E. Big Beaver Road, Troy, Michigan, 48084 to the extent it would otherwise be deemed to be a Capital Expenditure in accordance with GAAP and (b) the first $600,000 of Capital Expenditures during the fourth quarter of calendar year 1998 at the Blackhawk Systems Division expended to establish a contract employee program for John Deere."

         2. Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         3. This Amendment shall be effective upon execution of this Amendment by Company and Bank and execution by the Guarantors of the attached Acknowledgment.

         4. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.


         WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                              NEWCOR, INC.



By:  /s/ Brian E. Marshall                 By:  /s/ W. John Weinhardt
   -----------------------                    -----------------------
                                               W. John Weinhardt

Its: Vice President                        Its: President


                                           By:  /s/ John J. Garber
                                              -----------------------
                                               John J. Garber

                                           Its: Treasurer

                                 ACKNOWLEDGMENT
                                 --------------



         The undersigned accept and agree to the Amendment No. 2 to the Third Amended and Restated Revolving Credit Agreement and agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica Bank by the undersigned on January 15, 1998 and on March 4, 1998, as applicable.

                                    ROCHESTER GEAR, INC.



                                    By:  /s/ W. John Weinhardt
                                       ------------------------
                                       W. John Weinhardt

                                    Its: Chairman



                                    By:  /s/ John J. Garber
                                       ---------------------
                                       John J. Garber

                                    Its: Treasurer



                                    ENC CORP.



                                    By:  /s/ W. John Weinhardt
                                       ------------------------
                                       W. John Weinhardt

                                    Its: Chairman



                                    By:  /s/ John J. Garber
                                       ---------------------
                                       John J. Garber

                                    Its: Treasurer

DECO TECHNOLOGIES, INC.                     PLASTRONICS PLUS, INC.



By: /s/ W. John Weinhardt                          By:  /s/ W. John Weinhardt
   -------------------------                          ------------------------
                                                      W. John Weinhardt

Its: Chairman                                      Its: Chairman



By: /s/ John J. Garber                             By:  /s/ John J. Garber
   -------------------------                          ------------------------
                                                      John J. Garber
Its: Treasurer
                                                   Its: Treasurer


DECO INTERNATIONAL, INC.
                                                   NEWCOR M-T-L, INC.

By: /s/ W. John Weinhardt
   -------------------------
                                                   By:  /s/ W. John Weinhardt
                                                      ------------------------
                                                      W. John Weinhardt
Its: Chairman
                                                   Its: Chairman

By: /s/ John J. Garber
   -------------------------
                                                   By:  /s/ John J. Garber
                                                      ------------------------
Its: Treasurer                                        John J. Garber

                                                   Its: Treasurer

TURN-MATIC, INC.                      GRAND MACHINING COMPANY


By: /s/ W. John Weinhardt             By: /s/ W. John Weinhardt
   -------------------------             -------------------------

Its: Chairman                         Its: Chairman


By: /s/ John J. Garber                By: /s/ John J. Garber
   -------------------------             -------------------------

Its: Treasurer                        Its: Treasurer